Exhibit 10.42

                              EMPLOYMENT AGREEMENT

         THIS   AGREEMENT,   dated  January  1,  1997,  by  and  between  MEDTOX
Scientific, Inc., a corporation (the "Company") and Dr. Harry G. McCoy, a resident of Minnesota ("Executive").

         WHEREAS, the Company desires to employ Executive upon and subject to the terms and conditions set forth in this agreement, and Executive desires to render services for the Company on such terms and conditions.

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

         1. Definitions. The following defined terms have the respective meanings described below:

     1.1 Change in Control. A "Change in Control" of the Company shall mean any of the following:

     (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

     (b) a merger or consolidation to which the Company is a party if, following the effective date of such merger or consolidation, the individuals and entities who were shareholders of the Company prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the combined voting power of the surviving corporation following the effective date of such merger or consolidation; or

     (c) when, during any period of twenty-four (24) consecutive months during the term of this Agreement, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24)

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month  period  shall be deemed to have  satisfied  such  twenty-four  (24) month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such twenty-four (24) month period, or by prior operation of this Section.

         1.2 Potential Change in Control. A "Potential Change in Control" of the Company shall be deemed to have occurred if:

     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

     (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

     (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

     (d) the Board adopts a resolution to the effect that, for the purposes of this Agreement, a "Potential Change in Control" of the Company has occurred.

         1.3 Cause. Termination by the Company of the Executive's employment for "Cause" shall mean termination upon:

     (a) the willful and continued failure by the Executive to substantially perform Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Company's Board of Directors, which demand specifically identifies the manner in which the Company believes that Executive has not substantially performed Executive's duties; or

     (b) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of this Section 1.3, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.
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         1.4      Company. The term "Company" means MEDTOX Scientific, Inc. and any successors and assigns of the Company.


     2. Employment. The Company hereby employs Executive as President and Chairman of the Board, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this agreement.

         3. Term of Employment. The term of Executive's employment hereunder ("Term of Employment") shall commence on the date hereof and shall continue for a three year period ending on December 31, 1999 (unless earlier terminated in accordance with the provisions of Section 13 of this agreement). The Term of Employment shall be automatically extended by successive 12 month terms thereafter.

         4.       Position and Duties.

                  4.1 Service with Company. During his Term of Employment, Executive agrees to perform such reasonable employment duties, consistent with the terms of this agreement, as the Board of Directors of the Company shall assign to him from time to time. Such duties and employment responsibilities shall be performed in accordance with the Company's rules, regulations and instructions now in force or which may be adopted by the Company in the future. During the Executive's Term of Employment, the Board of Directors shall nominate and recommend to shareholders the election of, and vote all shareholder proxies in favor of, Executive's election to the Company's Board of Directors.

                  4.2 Performance of Duties. During his Term of Employment, the Executive agrees to serve the Company exclusively and to the best of his ability. The Executive shall have active involvement and be fully committed to the business and affairs of the Company, and shall devote one hundred percent of his business time to the affairs of the Company, except for (i) vacations and excused leaves of absence as permitted in accordance with Company policy; (ii) service on the Boards of Directors of other companies at the discretion of the Company's Board of Directors; (iii) service on the Boards of Directors of not-for-profit entities without approval of the Company's Board of Directors; and (iv) a reasonable amount of time during the business day to handle his personal affairs. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this agreement and that during his Term of Employment, except as provided herein, he will not render or perform services for any other corporation, firm, entity or person, nor will he become involved in the operations or management of any other commercial corporation, firm, entity or person.

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         5.       Compensation.

                  5.1 Base Salary. Initial base compensation for all services to be rendered by the Executive under this agreement during the Term of Employment, the Company shall pay to Executive an annual base salary of $199,656 per year, which salary shall be paid in accordance with the Company's normal payroll procedures and policies.

                  5.2 Options. Executive shall be eligible for annual awards of options to purchase shares of the Company's common Stock ("Options"). All such awards shall vest daily on a pro rata basis over a three-year period from the date of grant. Executive and the Company hereby acknowledge that Executive was granted Options to purchase 1,000,000 shares of the Company's common stock effective January 1, 1997, pursuant to the Option Agreement attached hereto as Attachment 1.

                  5.3 Annual Bonus Plan. Executive shall participate in the Annual Bonus Plan of the Company set forth in Attachment 2 to this Agreement.

                  5.4 Performance Unit Plan. Executive shall participate in the Performance Unit Plan of the Company set forth in Attachment 3 to this Agreement.

                  5.5 Benefits. Executive shall be entitled to such Company-sponsored benefits as are provided to executive employees of the Company, subject to the terms and conditions of the applicable policies and/or plans. Executive shall be entitled to the specific additional benefits enumerated in Attachment 4 to this Agreement.

         6. Executive's Agreement to Continue Employment for Six (6) Months. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Company occurring during the Term of Employment, if so requested by the Company, Executive will remain in the employ of the Company for a period of six (6) months after the occurrence of such Potential Change in Control of the Company. If more than one "Potential Change in Control" occurs during the Term of Employment, the provisions of this
Section 6 shall be applicable to each "Potential Change of Control" occurring prior to the occurrence of a Change in Control.

         7. Severance Payments. If during the Term of Employment, (i) whether or not a Change in Control or Potential Change in Control has occurred, the Company terminates the employment of Executive other than for Cause, (ii) a Change in Control has occurred and Executive has complied with Section 6 of this Agreement, or (iii) the Executive's duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions) have been materially altered from those in effect on the date of this Agreement,

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(iv) the Executive has been required to relocate to an office or related  entity more than fifty (50) miles from the office where Executive was located on the date hereof, or (v) the Company has breached any of its obligations under this Agreement, then, in any such event (at the Executive's option in the case of any event described in clause (ii) through (v) above), the Executive's employment hereunder shall cease and Executive shall be entitled to the following benefits:

     (a) the Company will pay to Executive the Executive's then current base salary for the greater of (i) the twelve (12) month period following the date of such termination, or (ii) the balance of the Term of Employment hereunder, in either case subject to applicable withholdings and in accordance with the regular payroll practices of the Company; and

     (b) continuous coverage, at the Company's expense, under any group health plan maintained by or on behalf of the Company, in which Executive participated as of the Date of Termination, for the greater of (i) the twelve (12) month period following the date of termination, or (ii) the balance of the Term of Employment hereunder; and

     (c) continued participation in the Annual Bonus Plan referenced in Section 5.3, on a pro rata basis, and continued benefits referenced in Attachment 4 to this Agreement, for the same period as base salary shall be payable pursuant to
Section 7(a).

         Executive's right to continued coverage under this section shall in no way reduce or limit any continuation coverage under such group health plan to which Executive or any of Executive's qualified beneficiaries are entitled under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or Minnesota Statutes 61A.092 and 62A. 17 et seq. This
extension of coverage, however, shall be coordinated with, and shall be provided concurrently with, any benefits or continuation rights otherwise available to Executive and Executive's eligible dependents under state or federal continuation of coverage statutes, including but not limited to, Minnesota Statutes 61A.092 and 62A. 17 et seq. and the federal Consolidated
Omnibus Budget Reconciliation Act ("COBRA"). Accordingly, within ten (10) days after the date of termination, Executive and Executive's dependents who are eligible for such statutory continuation rights shall complete all forms and papers necessary and customary to elect such continuation coverage. The Parties expressly agree that the extension of benefits provided for by this Agreement is not intended to create a retiree health plan covering any other employees. In all other respects, the payment of benefits, including the amounts and timing thereof, to Executive and Executive's eligible dependents will be governed by the terms of applicable employee benefit plans for which Executive and Executive's dependents are eligible. The Company will answer any reasonable questions that Executive may have from time to time and will offer him the same assistance given other participants in employee benefit plans so long as Executive is entitled to benefits as provided herein or under the terms of those plans.

         Nothing in this Agreement, including the Severance Payments described in this Section 7, shall in any way be construed to extend the period of Executive's employment with the Company.

     8. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this agreement, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this agreement by Executive. It is hereby acknowledged that it is not the intention of the forgoing provisions to preclude the Executive from securing gainful employment with subsequent employers who are not competitors of the Company or who would otherwise have no reasonable commercial use of the above described knowledge or information, but only to protect the Company's legitimate proprietary information or knowledge.

         9. Ventures. If, during the term of this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary or other compensation to be paid to Executive as provided in this Agreement.

         10.      Noncompetition Covenant.

                  10.1 Agreement Not to Compete. Executive agrees that, during his Term of Employment with the Company and for a period of twelve (12) months after the termination of such employment (whether such termination is with or without Cause, or whether such termination is occasioned by Executive or the Company), he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement. In addition, during this same twelve (12) month period following Executive's Term of Employment, Executive shall not solicit or otherwise encourage any third party or representative thereof, who was at the end of Executive's Term of Employment, a customer of the Company, for the purpose of causing such customer or customers to purchase, lease or otherwise use any product or service offered by Executive or any organization with which Executive is affiliated. Nor during this same twelve (12) month period shall Executive solicit or otherwise encourage any employee of the Company to leave the employ of the Company for any reason.

         10.2 Geographic Extent of Covenant. The obligations of Executive under Section 11.1 shall apply to any geographic area in which the Company:

     (a) has engaged in business during the term of this agreement through production, promotional, sales or marketing activity, or otherwise, or

     (b) has otherwise established its goodwill, business reputation, or any customer or supplier relations.

         10.3 Limitation on Covenant. Ownership by Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this
Section 11.

         10.4 Indirect Competition. Executive further agrees that, during his Term of Employment and within twelve (12) months thereafter, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 11 if such activity were carried out by Executive, either directly or indirectly; and in particular Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

11.      Patent, Copyrights and Related Matters.

         11.1 Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this agreement, or within six months thereafter, whether or not during regular working hours, relating to any phase of the business of the Company conducted at such time (hereinafter referred to as "Developments"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company and all of the Executive's right, title and interest in and to any and all of such Developments.

         11.2 Future Developments. As to any future Developments made by Executive and which are first conceived or reduced to practice during the term of Executive's employment, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within ninety (90) days thereafter, shall claim ownership of such Developments under the terms of this agreement. If the Company makes such claim, Executive agrees that, insofar as the rights (if any) of Executive are involved, it will be settled by arbitration in accordance with the rules of the American Arbitration Association. The locale of the arbitration shall be Minneapolis, Minnesota (or other locale convenient to the Company's principal executive offices). If the Company makes no such claim, Executive hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by Executive.

         11.3 Limitation on Sections 11.1 and 11.2. The provisions of sections 11.1 and 11.2 shall not apply to any Development meeting the following conditions:

 (a)      such Development was developed entirely on Executive's own time; and

 (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information; and

 (c)      such  Development does not relate (i) directly to the
          business  of the  Company,  or (ii) to the  Company's
          actual  or  demonstrably   anticipated   research  or
          development.

         11.4 Executive Assistance. Executive agrees to assist Company in obtaining patents or copyrights on any Developments assigned to the Company that the Company, in its sole discretion, seeks to patent or copyright. Executive also agrees to sign all documents and do all things deemed necessary by Company to obtain and/or maintain such patents or copyrights, to assign them to Company, and to protect them against infringement. The obligations of this Section 11 are continuing and shall survive the termination of Executive's employment with Company.

         11.5 Appointment of Agent. Executive irrevocably appoints the Chairman of the Board of the Company to act as Executive's agent and attorney in fact to perform all acts necessary to obtain and/or maintain patents or copyrights to any Developments assigned by Executive to the Company under this Agreement if
(i) Executive refuses to perform those acts or (ii) is unavailable, within the meaning of the United States patent and copyright laws. Executive acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Executive and the termination of Executive's employment with the Company.

         11.6 Notice and Acknowledgment. Executive acknowledges that this section of this Agreement does not apply to a Development for which there was no equipment, supplies, facilities or trade secret information of the Company used and which was developed entirely on Executive's own time, and which does not relate directly to the business of the Company or the Company's actual or demonstrably anticipated research or development, or which does not result from any work performed by Executive for the Company.

12.      Termination.

         12.1 Grounds for Termination. This agreement shall be terminated under the following circumstances:

   (a)      By mutual agreement of Executive and the Company;

   (b)      Immediately upon the death of Executive;

   (c) Upon delivery by Executive of a notice of termination to the Company, in which event this agreement shall be terminated sixty (60) days after receipt of such notice;

   (d) At Executive's option, upon the occurrence of any of the events set forth in clauses (ii) through (v) of the first paragraph of Section 7;

   (e)     Upon the occurrence of an event constituting "Cause" as defined in
           Section 1.3.

Notwithstanding any termination of this agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment, and the Company shall remain bound by the provisions of Section 5 (to the extent that they relate to time periods prior to the date of such termination), and Section 7 except in the case of a termination for Cause pursuant to Section 12.1(e) or a termination by Executive pursuant to Section 12.1(c).

         12.2 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company; which in any of these cases are in his possession or under his control. Provided, however, that Executive shall be entitled to retain items of sentimental value, copies of which shall be provided to the Company at the request of the Company and at the Company's expense.

13.      Miscellaneous.

         13.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota.

         13.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this agreement which are not set forth herein.

         13.3 Withholding Taxes. The Company may withhold from all salary, bonus, severance pay or other benefits payable under this agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         13.4 Amendments. No amendment or modification of this agreement shall be deemed effective unless made in writing and signed by the parties hereto.

         13.5 No Waiver. No term or condition of this agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this agreement, except by a statement in writing signed by the party whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

         13.6 Severability. To the extent any provision of this agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and of this agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         13.7 Assignment. This agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

         13.8 Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this agreement, including without limitation the provisions of Sections 9, 10, 11 and 12.2. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.


MEDTOX SCIENTIFIC, INC.




By
     Its ___________________________




Harry G. McCoy

ATTACHMENT 1

                           NONQUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT is dated effective as of the grant date set forth on Exhibit A attached hereto, between MEDTOX Scientific, Inc., a Delaware corporation (the "Corporation"), and the individual listed on Exhibit A ("Grantee").

         WHEREAS,  the  Corporation  desires to grant and the Grantee desires to
accept  the  Nonqualified   Stock  Options  to  purchase  Common  Stock  of  the
Corporation (as defined below);

         NOW THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

         1. Grant of Options. The Corporation hereby grants to Grantee an Option to purchase from the Corporation all or any part of an aggregate amount of the shares of the Common Stock of the Corporation, $.15 par value per share (the "Common Stock"), at the Option price and on other terms, as set forth in Exhibit A attached hereto and made a part hereof. The date of this Agreement is the effective date of the grant. This Option is not intended to qualify as an Incentive Stock Option as described in Section 422 of the Internal Revenue Code of 1986 and is referred to as a Nonqualified Stock Option.

         2. Exercise Period. This Option shall vest and become exercisable in accordance with the schedule attached hereto as Exhibit A and made a part hereof. All vested Options must be exercised on or before the earlier of a date ten (10) years from the date vesting. Vesting shall continue in accordance with Exhibit A notwithstanding the termination of Grantee's employment by the Corporation.

         3. Exercise of Option. The vested portion of this Option may be exercised only by written notice of intent to the Corporation at its office at 402 West County Road D, New Brighton, Minnesota 55112. Such notice shall state the number of shares of Common Stock in respect of which the Option is being exercised and shall be accompanied by payment for such Common Stock in cash, certified or cashier's check or by personal check, if acceptable to the Corporation, by tendering previously held shares of Common Stock of the Corporation held for at least six months. A form of Notice of Exercise is attached hereto.

         4. Withholding. In the event that the Grantee elects to exercise this Option or any part thereof, and if the Corporation shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of the issuance of shares to the Grantee pursuant to the Option, the Corporation shall be entitled to deduct and withhold such amounts from any payments to be made to the Grantee. In any event, the Grantee shall make available to the Corporation, promptly when requested by the Corporation, sufficient funds or shares of Common Stock of the Corporation held for at least six months, to meet the requirements of such withholding; and the Corporation shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Corporation out of any funds or property due or to become to the Grantee.

     5. No Shareholder Rights. Grantee shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance of a certificate or certificates for such shares.

     6. Investment Representation. Notice of the exercise of this Option may include a representation that any of the Option shares purchased shall be acquired as an investment and not with a view to, or for sale in connection with, any public distribution.

         7. Compliance with Law and Regulations. The Grantee acknowledges that this Option may not be exercised until the Corporation has taken all actions then required to comply with all applicable federal and state laws, rules and regulations and any exchange on which the Common Stock may then be listed. The certificates representing the shares purchased upon the exercise of this Option may bear a legend in substantially the following form:

          These shares have not been registered either under any applicable federal law and rules and resale will not be permitted under state law unless the shares are first registered under the Minnesota Securities law. Further, no sale, offer to sell, or transfer of these shares shall be made unless a registration statement under the federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then in fact applicable to such shares.

     8. Non-Transferability. This Option shall not be transferable other than by will or by laws of descent and distribution. During the lifetime of the Grantee, this Option shall be exercisable only by such Grantee.

         9. Other Assistance. Upon the exercise of this Option the Grantee or other person exercising the Option must execute a shareholder's agreement and make any representation or give any commitment which the Company, in its discretion, deems necessary or advisable by reason of the securities laws of the United States or any state, and execute any document or pay any sum of money in respect of taxes or undertake to pay or have paid any such sum which the Company, in its discretion, deems necessary be reason of the Code or any rule or regulation thereunder, or by reason of the tax laws of any state.

     10. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the legal representatives, executors, administrators, successors and assigns of each party to this Agreement.

     11. Complete Agreement. This Agreement sets forth the entire understanding of the parties hereto and shall not be amended, changed or terminated except by an instrument in writing signed by the parties to this Agreement.

     12. Counterparts and Governing Law. This Agreement may be executed in counterparts, and its validity, construction and performance, shall be governed by the laws of the state of Minnesota.

     13. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings described below.

         (a) Cause. Termination by the Company of the Executive's employment for "Cause" shall mean termination upon:

    (1)      the  willful  and  continued  failure by the
             Executive    to    substantially     perform
             Executive's  duties with the Company  (other
             than  any  such   failure   resulting   from
             Executive's  incapacity  due to  physical or
             mental  illness)  after a written demand for
             substantial  performance is delivered to the
             Executive   by  the   Company's   Board   of
             Directors,    which   demand    specifically
             identifies  the manner in which the  Company
             believes    that     Executive    has    not
             substantially  performed Executive's duties;
             or

    (2) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

          For purposes of this Section, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

         (b) Change in Control. A "Change in Control" of the Company shall mean any of the following:

    (1) a change in control of a nature that would be required to be reported in response to
             Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange
             Act  of  1934,  as  amended  (the  "Exchange
             Act"), whether or not the Company is then subject to such reporting requirement; or

    (2)      a  merger  or  consolidation  to  which  the
             Company  is  a  party  if,   following   the
             effective    date   of   such    merger   or
             consolidation,  the individuals and entities
             who were  shareholders  of the Company prior
             to the  effective  date  of such  merger  or
             consolidation have beneficial  ownership (as
             defined  in Rule  13d-3  under the  Exchange
             Act) of less than fifty percent (50%) of the
             combined   voting  power  of  the  surviving
             corporation following the effective date of such merger or consolidation; or

   (3)    when,  during any period of twenty-four (24)
          consecutive  months  during the term of this
          Agreement,   the  individuals  who,  at  the
          beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such twenty-four (24) month period shall be deemed to have satisfied such twenty-four (24) month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such twenty-four (24) month period, or by prior operation of this Section.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first above written.


                                    MEDTOX SCIENTIFIC, INC.



                                    By:

                                   Print Name:_________________________

                                   Title:_______________________________
                                   GRANTEE

                                  [Grantee's signature is set forth on Exhibit
                                  A attached hereto and made a part hereof.]

                       NOTICE OF EXERCISE OF STOCK OPTION


MEDTOX Scientific, Inc.
402 West County Road D
New Brighton, Minnesota 55112

         The undersigned is the holder of a Stock Option (the "Option") to purchase shares of Common Stock of MEDTOX Scientific, Inc. (the "Corporation "), pursuant to the terms of the Stock Option Agreement between the Corporation and the undersigned (the "Agreement"). The undersigned hereby irrevocably elects to exercise the Option to purchase _______ shares of Common Stock (the "Option
Shares"). Enclosed herewith are (1) the original signed Agreement, and (2) payment for the Option Shares as required under the Agreement. The undersigned requests that the certificate representing the Option Shares be issued in the name of the undersigned and delivered to the address set forth below.

         In connection with the issuance of the Option Shares to the undersigned, the undersigned hereby certifies and represents to the Corporation that the undersigned is acquiring such shares for the purpose of investment and not with a view toward distribution. The undersigned understands that these securities have not been registered either under any applicable federal law and rules or applicable state law and rules and that resale will not be permitted under state law unless the securities are first registered or the sale is a transaction exempt from registration under the applicable state securities law.

         The undersigned further understands that no sale, offer to sell, or transfer of the Option Shares shall be made unless a registration statement under the federal Securities Act of 1933, as amended (the "Act"), with respect to the Option Shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to the Option Shares. The undersigned understands that a legend reciting this investment restriction may be placed on any stock certificate that may be issued to the undersigned.


Dated:_______________________

----------------------------------
               (Grantee Signature)
----------------------------------
                       (Address)

S.S. No.______________________

                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT
                             MEDTOX SCIENTIFIC, INC.


Name of Grantee:           Harry McCoy

Date of Grant:             March 1, 1998

Number of Shares Granted:  1,000,000

Exercise Price:            $0.4375 per share
Type of Option
(Qualified or Non-Qualified):Non-Qualified

Vesting: The Options shall vest pro rata on a daily basis during the period commencing on January 1, 1997 and ending on December 31, 1999. All Options shall vest immediately upon the occurrence of a Change in Control or a termination of Grantees' employment by the Company other than for Cause. Vesting shall continue after termination of employment as long as Grantee remains a Director of the Company.


MEDTOX Scientific, Inc.                    Accepted and agreed to by
                                           the undersigned Grantee

By_____________________________             ______________________________
 Signature                                  Signature
                                            Harry McCoy

Title   _______________________



                  [Please execute two copies of this Exhibit A
                    and return one copy to the Corporation.]

ATTACHMENT 2

                                ANNUAL BONUS PLAN

Participants:  Harry G. McCoy
               other Senior Technical and Managerial staff as recommended by the Executive Management of the Company

Purpose: To align Senior Management's financial incentives with the objectives of the Shareholders.

Philosophy:    That Senior Management should be rewarded for creating economic value on behalf of shareholders but should not be rewarded for returns less than the risk free rate which could be achieved by shareholders.

Plan Function: (Example) Beginning equity of equal to $20 Million. Approximate Base Salaries of members of the pool of $1,000,000.

           Earnings         Operating        % of Salaries       Pool $
           Pre-tax          ROE
           (Millions)
           1.2                  6%            0                    $  0
           1.6                  8%            5                $ 50,000
           2.0                 10%           10                $100,000
           2.4                 12%           25                $250,000
           3.0                 15%           30                $300,000
           3.4                 17%           40                $400,000
           4.0                 20%           50                $500,000
           4.4                 22%           60                $600,000
           4.8                 24%           70                $700,000
           5.2                 26%           80                $800,000
           5.6                 28%           90                $900,000
           6.0                 30%          100              $1,000,000

Amounts  in  excess  of 30%  ROE  will be at discretion of Compensation
Committee.

ATTACHMENT 3



                       PERFORMANCE UNIT PLAN FOR PRESIDENT



Purpose: The purpose of the Plan is to provide a means of paying a longer term incentive compensation, in addition to salary and annual incentive bonus, to the President who contributes materially to the success of the Company and to structure that incentive to achieve economic value added for Shareholders that may be inhibited by the annual Incentive Plan.



Administration:

        The Compensation Committee will administer the Plan. The President wil receive a bonus as follows:

                 1. $50,000 per year if over the prior three year period the Company has achieved an average annual revenue growth rate of 15% and achieved an average ROE of 15%.

                 2. $75,000 per year if over the prior three year period the Company has achieved an average annual revenue growth rate of 20% and achieved an average ROE of 20%.

                 3. $100,000 per year if over the prior three year period the Company has achieved an average annual revenue growth rate of 25% and achieved an average ROE of 25%.

    The plan will begin on January 1, 1997 and first awards will be eligible to be paid on January 1, 2000. The employee must be at the Company to receive the award except in the event of a change of control or retirement from the Company.

ATTACHMENT 4




Fringe Benefits:     Vacation 3 weeks
                     Health Care - Standard Company Plan
                     Dental - Standard Company Plan
                     Flexible Spending Account - Standard Company Plan
                     Matching  401(k) - up to 6% of Compensation -
                     Standard Company Plan
                     Life Insurance/ ADD
                     Car allowance provided by Company
                     Club membership at one  club of  choice
                     LTD  Policy  paid by Company
                     Training and  Development  budget of $10,000
                     Financial Planning/Tax Planning budget of $2,500